UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant   X
Filed by a Party other than the Registrant

Check the appropriate box:

     Preliminary Proxy Statement
     Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
     Definitive Proxy Statement
     Definitive Additional Materials
  X  Soliciting Material Under Rule 14a-12


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                                ESSEX CORPORATION
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                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

  X  No fee required.
     Fee computed on table below per Exchange Act Rules. 14a-6(i)(1) and 0-11.
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     (1) Title of each class of securities to which transaction applies:
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     (2) Aggregate number of securities to which transaction applies:
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     (3) Per unit  price  or other  underlying  value  of  transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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     (4) Proposed maximum aggregate value of transaction:
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     (5) Total fee paid:
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          Fee paid previously with preliminary materials.
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          Check box if any part of the fee is offset as  provided  by  Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:
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     (2) Form, Schedule or Registration Statement No.:
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     (3) Filing Party:
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     (4) Date Filed:
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THIS  FILING  CONSISTS  OF AN FAQ REGARDING THE PROPOSED MERGER TRANSACTION.


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                             ESSEX COMPANY PRIVATE


            EMPLOYEE FREQUENTLY ASKED QUESTIONS ABOUT THE ACQUISITION

Q:       WHY ARE WE DOING THIS NOW?
A: Northrop Grumman presented an offer to our board of directors that our board determined was in the best interests of our shareholders in maximizing long-term shareholder value and would be advantageous to our customers. A special vote of our shareholders will be conducted in the near future in accordance with procedures and requirements set by the Securities and Exchange Commission.

                    QUESTIONS ABOUT THE PROPOSED ACQUISITION:

Q:       HOW WILL THIS TRANSACTION WORK?
A: All of Essex's stock will be acquired at $24.00 per share in cash after a shareholders vote to accept that price and after the other closing conditions to the transaction are satisfied.

Q:       WHEN WILL THIS BE COMPLETED?
A: We expect that the transaction will be completed during the first calendar quarter of 2007. Before it can be completed, proxy materials must be submitted to the Securities and Exchange Commission and the transaction must receive anti-trust (Hart-ScottRodino) and certain other regulatory clearance and it must be approved by the shareholders of Essex Corporation.

Q:       WHY DOES IT TAKE SO LONG?
A:       The shareholder vote must be conducted in accordance with established procedures and timelines, and the governmental reviews must be completed before the transaction may be completed.

Q:       HOW DOES ESSEX FIT INTO NORTHROP GRUMMAN? DOES ESSEX CORPORATION GO
AWAY WHEN THIS IS DONE?
A: Under the proposed acquisition, Essex will be a business unit operated within Northrop Grumman Mission Systems sector. Once the acquisition is completed, the Essex stock will no longer be publicly traded but will be converted into cash at $24.00 per share. However, we expect to continue to operate as a subsidiary with the Mission Systems sector, and we will continue to use the Essex name following the acquisition.

Q:       WHAT IS LEN MOODISPAW'S NEW ROLE?
A:       Len will run Essex as head of a business unit within Northrop Grumman's
Mission Systems sector.

Q:       DID OTHER COMPANIES BID ON ESSEX?
A:       Information about the background of the merger will be in the proxy materials we file with the SEC.

Q:       HOW WAS THE PRICE DETERMINED?  HOW DO WE KNOW IT IS A FAIR PRICE?
A: The price was determined through discussions between Essex and Northrop Grumman. The Board of Directors decided that the offer and the terms and conditions of the proposed acquisition were fair and in the best interests of shareholders and unanimously voted to present it to the shareholders with a recommendation to approve the acquisition.

Q:       WHAT VOTE IS REQUIRED BY SHAREHOLDERS TO  APPROVE THE ACQUISITION?
A:       Essex is incorporated in the State of Virginia, which requires a 2/3 vote in favor of the transaction.

Q:       WHAT HAPPENS NEXT?
A:       A few regulatory clearances need to be obtained and the transaction will be submitted to a shareholder vote.

                        STOCK & OPTION RELATED QUESTIONS:

Q:       WHAT HAPPENS TO MY STOCK AND STOCK OPTIONS?
A: If the acquisition is approved by the shareholders, then a "closing date" will be established shortly following shareholder approval. On that closing date, all issued stock will be converted into the right to receive $24.00 in cash, and all outstanding options, both vested and unvested, will be terminated by cashing them out. Option holders will then be paid the difference between the offered price ($24 per common stock share) and the exercise price of the option, less any required withholding taxes, for each outstanding option for a share of common stock that you own as of the "closing date".

Q:       WHAT DO I NEED TO DO REGARDING MY STOCK OPTIONS AND/OR STOCK?
A: Once the acquisition is approved, the conversion of your stock and options will occur automatically if your shares are held by a broker. Additional information will be provided to all shareholders and stock option holders in the form of a Proxy Statement that will be mailed to them.

Q:       ARE THERE TAX IMPLICATIONS FOR 2006 IF I HAVE ESSEX STOCK OR STOCK
OPTIONS BECAUSE OF THIS TRANSACTION?
A:       Because the proposed acquisition is not expected to be completed until
2007, it should not have a tax impact in 2006. If you have specific tax related questions about this transaction, you should consult with a financial advisor or tax professional.

Q:       IF I HAVE ESSEX STOCK, MAY I TRADE IT BETWEEN NOW AND THE TIME THE
PROPOSED ACQUISITION COMPLETES?
A: So long as we are not in a trading black-out period, and provided that you do not have non-public information that could impact the value of Essex stock, employees of Essex may trade their Essex stock as they normally would.

Q:       WHEN AND HOW WILL I BE PAID FOR MY ESSEX STOCK AND STOCK OPTIONS?
A: Payment will be made promptly following the closing of the acquisition, which is expected to occur in the first quarter of 2007. Additional information about how and when payment will be made will be provided to all shareholders and stock option holders in the form of a Proxy Statement that will be mailed to them.

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                           BENEFITS RELATED QUESTIONS:

Q:       WHAT HAPPENS TO MY BENEFITS?
A: There is no plan for changes to your Essex benefits during 2007. For one year after closing your benefits will continue to be no less favorable to you than either those provided to you now, except that discretionary incentive programs will remain discretionary or those provided to similarly situated Northrop Grumman employees. After 2007, some aspects of your benefits may be merged with the Northrop Grumman benefits program.

Q:       WHAT HAPPENS TO MY TIME OF SERVICE WITH THE ESSEX?  DOES THE "COUNTER"
 GO TO ZERO OR IS MY TIME WITH ESSEX TRANSFERRED OVER?
A:       Your time of service with Essex will be transferred and recognized by
Northrop.

Q:       WHAT HAPPENS TO LEAVE POLICIES AND MY VACATION AND SICK LEAVE BALANCES?
A:       All leave balances will move over intact and accrual and use policies will continue to be the same throughout 2007. Some changes may occur following 2007, but you will be informed of any changes in advance.

Q:       WE JUST STARTED OPEN ENROLLMENT, DOES THAT CHANGE NOW?
A:       There is no change to the open enrollment process that we have just started.

Q:       WHAT HAPPENS TO THE PERFORMANCE AND SALARY REVIEW PROCESS THAT JUST
STARTED?
A:       The performance and salary review process and schedule currently under way are not changing.

Q:       WHAT HAPPENS TO MY EMPLOYEE STOCK PURCHASE PLAN?
A: Between now and closing, the Essex Employee Stock Purchase Plan will continue to operate. If you currently are enrolled in the ESPP and have a payroll deduction, it will continue. Effective immediately, however, new enrollment in the ESPP is closed and existing payroll deductions may not be increased. Also, effective immediately, no ESPP purchases may be made with checks. Once the acquisition is completed, the ESPP will be terminated and the payroll deductions for it will cease.

Q:       WHAT HAPPENS TO MY 401K?
A: For 2007, your 401K program will continue and no transfers or rollovers will be necessary. In the future there may be changes to this program and you will be provided information at that time. As previously disclosed, the Windermere 401K program was scheduled to be terminated as of 12/31/2006.

                             JOB RELATED QUESTIONS:

Q:       WILL EMPLOYEES BE ABLE TO MOVE TO OTHER JOBS WITHIN NORTHROP GRUMMAN
IF THEY WANT TO WHEN THIS IS DONE?
A:       Northrop Grumman maintains an active internal recruitment program and if the acquisition is approved and Essex becomes part of Northrop Grumman, these programs and resources will be available to everyone in Essex.

Q: WHAT HAPPENS TO MY JOB IF I WORK ON OVERHEAD? WILL EVERYONE HAVE A JOB AFTER THE ACQUISITION IS COMPLETED? A: We expect everyone will continue to do what they are doing now, both direct and overhead positions. Ultimately some roles and responsibilities may change as we operate as part of Northrop Grumman. This will be part of a transition process that will occur over time. Because this is a strategic acquisition for Northrop Grumman, the objective is focused on leveraging the capabilities and strengths that Essex has established rather than on cost cutting.

Q:      WHAT IS GOING TO HAPPEN TO THE "EMPLOYEE-ORIENTED CULTURE" OF ESSEX?
A:      Northrop has told us they want the company culture of Essex to continue.

Q:       WHAT HAPPENS TO MY JOB?
A:       Keep doing the great work for which Essex is known.  No one's job is going away, and it is important that we don't getdistracted from our obligations to our customers and our shareholders.

Q:       WHAT HAPPENS TO MY SECURITY CLEARANCE?  DO I HAVE TO DO ANYTHING?
A:       All security clearances and security interests held by Essex will be transferred as part of the acquisition. You will not be required to do anything with your security clearance because of the proposed acquisition.

Q:       WHAT HAPPENS TO ESSEX (OR WINDERMERE OR AOA) CONTRACTS?
A: All of our contracts, outstanding proposals, teaming agreements, and non-disclosure agreements will remain in place and continue in force under the Essex subsidiary that will be created within Northrop Grumman.

Q: IS ESSEX GOING TO BE SPLIT UP OR WILL IT CONTINUED TO OPERATE AS A WHOLE, INCLUDING THE RECENT ACQUISITION OF AOA? A: There is no plan for Essex to be split up or broken apart as a result of the acquisition. Our most recent acquisition, AOA, is an important part of Essex and there is currently no plan to move it to a different group within Northrop or sell it.

Q:       IS THERE A PLAN TO CONSOLIDATE FACILITIES WITH OTHER NORTHROP GRUMMAN
FACILITIES?
A: There is no plan to consolidate or change facilities as a result of the acquisition, but we will be looking for ways to reduce costs and enhance the integration of Essex with Northrop Grumman. As new requirements for space occur after the acquisition and as leases expire, we expect to look for the best options for our employees and our customers in making facility decisions.

Q:       I AM A MANAGER, WHAT SHOULD I TELL MY EMPLOYEES IF THEY HAVE QUESTIONS?
A:       If you or your staff have additional questions, you should ask the
General Manager of your sector within Essex.

                           CUSTOMER RELATED QUESTIONS:

Q:       DOES MY CUSTOMER KNOW ABOUT THIS?  WHAT DO I TELL MY CUSTOMER
IF THEY ASK ME QUESTIONS?
A: A small number of our largest customers have been informed, and we will be reaching out to all of them as quickly as possible. Our customers should expect to continue to receive the same great level of support from Essex after the acquisition as they receive today. If your customer has specific questions, please have them contact the Essex General Manager of your sector for more information.

Q:       WHAT IF MY CUSTOMER DOESN'T LIKE THE ACQUISITION - WHAT DO I SAY?
A: First if you believe there is a customer concern like this, tell your manager and/or your General Manager. Second, if you learn that your customer has concerns about the acquisition, then get your manager involved.

                                MORE QUESTIONS?:

Q:       WHAT IF I HAVE MORE QUESTIONS?  WHOM DO I ASK?
A:       If you have additional questions, you should ask your manager and/or the General Manager of your sector within Essex.

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         ESSEX WILL FILE WITH THE  SECURITIES  AND EXCHANGE  COMMISSION  (SEC) A
PROXY STATEMENT AND OTHER DOCUMENTS REGARDING THE PROPOSED BUSINESS COMBINATION TRANSACTION REFERRED TO IN THE FOREGOING INFORMATION. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. A DEFINITIVE PROXY STATEMENT WILL BE SENT TO SECURITY HOLDERS OF ESSEX SEEKING THEIR APPROVAL OF THE TRANSACTION. INVESTORS AND SECURITY HOLDERS MAY OBTAIN A FREE COPY OF THE DEFINITIVE PROXY STATEMENT (WHEN IT IS AVAILABLE) AND OTHER DOCUMENTS FILED BY ESSEX WITH THE SEC AT THE COMMISSION'S WEB SITE AT WWW.SEC.GOV. THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS ALSO MAY BE OBTAINED FOR FREE BY DIRECTING A REQUEST TO:

CORPORATE SECRETARY, ESSEX CORPORATION, 6708 ALEXANDER BELL DRIVE, COLUMBIA, MARYLAND 21046, OR BY PHONE AT 301-939-7000.

ESSEX AND ITS DIRECTORS AND EXECUTIVE OFFICERS MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FROM ESSEX STOCKHOLDERS. COLLECTIVELY, AS OF MAY 3, 2006, AS REPORTED IN THE PROXY STATEMENT FOR THE 2006 ANNUAL MEETING OF STOCKHOLDERS, THE BENEFICIAL OWNERSHIP OF THE DIRECTORS AND EXECUTIVE OFFICERS OF ESSEX WAS APPROXIMATELY 14.7%. STOCKHOLDERS MAY OBTAIN ADDITIONAL INFORMATION REGARDING THE INTERESTS OF SUCH PARTICIPANTS BY READING THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE.